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                                                 Registration No. 33-_____

                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                         UNDER
                               THE SECURITIES ACT OF 1933
                               __________________________

                                 THE HARPER GROUP, INC.
                   (Exact name of issuer as specified in its charter)

               Delaware                                   94-1740320
     (State or other jurisdiction                (I.R.S. employer
   of incorporation or organization)                identification number)

              260 Townsend Street, San Francisco, California   94107-0933
              (Address of principal executive offices)         (Zip Code)

               THE HARPER GROUP, INC. 1994 OMNIBUS EQUITY INCENTIVE PLAN
                                (Full title of the plan)

                                      Peter Gibert
                                 The Harper Group, Inc.
               260 Townsend Street, San Francisco, California  94107-0933
                        (Name and address of agent for service)

             Telephone number, including area code, of agent for service:
                                     (415) 978-0600

                                        Copy to:
                                  John F. Seegal, Esq.
                             Orrick, Herrington & Sutcliffe
                                   400 Sansome Street
                            San Francisco, California  94111

                            CALCULATION OF REGISTRATION FEE
   ============================================================================
                                       Proposed       Proposed
    Title of                            Maximum        Maximum
   Securities         Amount           Offering       Aggregate       Amount of
     to be            to be            Price          Offering     Registration
   Registered       Registered         Per Share*     Price*            Fee*
   ----------------------------------------------------------------------------
   Common Stock,   750,000 shares       $15.625      $11,718,750     $4,040.98
   and Options to
   Purchase Common
   Stock
   ============================================================================

   * Estimated solely for the purpose of calculating the registration fee on the basis of $15.625 per share, the last reported trade price for the Common Stock on May 4, 1994 as reported by NASDAQ.
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           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents are incorporated by reference in this registration statement: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 1993, of The Harper Group, Inc. (the "Company") filed on or about March 30, 1994; (ii) all reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the date of such Form 10-K; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES

   Inapplicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

   Inapplicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

             Article SIXTH of the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

             Article V of the Company's Bylaws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law.

             Section 145 of the DGCL makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.

             The Company has entered into indemnification agreements with each director and officer which provide indemnification under certain circumstances.
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   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

   Inapplicable.

   ITEM 8.   EXHIBITS

   4.1  The Harper Group, Inc. 1994 Omnibus Equity Incentive Plan
        (incorporated by reference to Exhibit 10.11 to Form 10-K for the fiscal year ended December 31, 1993).

   4.2  Form of Nonqualified Stock Option Agreement.

   5.1  Opinion of Orrick, Herrington & Sutcliffe.

   23.1 Consent of Deloitte & Touche.

   23.2 Consent of Orrick, Herrington & Sutcliffe is included in
        Exhibit 5.1.

   ITEM 9.   UNDERTAKINGS

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and
   (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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             (3)  To remove from registration by means of a
   post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
   1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                               Signatures

   THE REGISTRANT

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 39th day of April, 1994.

   The Harper Group, Inc.
       (Registrant)


   /s/ Peter Gibert
          Peter Gibert
      President, Chairman of
       the Board and Chief
        Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

              Signature                       Title               Date

          Principal Executive Officer:


          /s/ Peter Gibert
                 Peter Gibert             President,          April 30, 1994
                                          Chairman of the
                                          Board and Chief
                                          Executive Officer

          Principal Financial Officer:


          /s/ Michael Cromar
                 Michael Cromar           Vice President and  April 30, 1994
                                          Chief Financial
                                          Officer

          Principal Accounting Officer:


          /s/ Michael French
                 Michael French           Vice President and  April 30, 1994
                                          Controller
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           Directors:


          /s/ Peter Gibert
                 Peter Gibert             Director            April 30, 1994


          /s/ John H. Robinson
                 John H. Robinson         Director            April 30, 1994


          /s/ Ray C. Robinson
                 Ray C. Robinson          Director            April 30, 1994


          /s/ Wesley J. Fastif
                 Wesley J. Fastiff        Director            April 30, 1994



                 Frank J. Wezniak         Director            April __, 1994



                 John M. Kaiser           Director            April __, 1994



                 Marvin L. Manheim        Director            April __, 1994


          A majority of the members of the Board of Directors.
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                                    EXHIBIT INDEX

                                                                      Page
                                                                     Number


          4.1  The Harper Group, Inc. 1994 Omnibus Equity
               Incentive Plan (incorporated by reference to Exhibit 10.11 to Form 10-K for the fiscal year ended December 31, 1993).

          4.2  Form of Nonqualified Stock Option Agreement.

          5.1  Opinion of Orrick, Herrington & Sutcliffe.

          23.1 Consent of Deloitte & Touche.

          23.2 Consent of Orrick, Herrington & Sutcliffe is included in Exhibit 5.1.